EXHIBIT 9.1

November 30, 2016

Securities and Exchange Commission

100F Street N.E.

Washington DC 20549

Ladies and Gentleman:

We have read the statements made by GK Investment Holdings, LLC in Item 4 – “Changes in Registrant’s Certifying Accountant” of the Current Report on Form 1-U regarding the event that occurred on November 30, 2016 and are in agreement with the statement included in Item 4 insofar as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Plante & Moran, PLLC